Exhibit 10.23

CONSENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 27, 2011 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (“ITG”), the other Borrowers and Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), for itself and as Agent (“Agent”), and the other Lenders signatory hereto.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrowers, the other Credit Parties, the Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of March 30, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers have requested certain amendments to the Credit Agreement to, among other things, modify the Borrowing Base in order to increase the amount of Revolving Loans and other extensions of credit that may be available to the Borrowers thereunder;

WHEREAS, in order to induce Agent and the Lenders to agree to the amendments contained herein to provide additional liquidity to the Borrowers, WLR Recovery Fund IV, L.P., a Secured Note Purchaser and a WLR Affiliate, has agreed to cause RBS Citizens, N.A. to issue a $20,000,000 standby letter of credit in favor of GE Capital, in its capacity as Agent for itself and the Lenders, as the beneficiary thereof; and

WHEREAS, the parties to the Credit Agreement have agreed to certain amendments to the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1           Consent.  Each of the Lenders signatory hereto hereby consents to the terms of, and authorizes and directs the Agent to execute, deliver and perform its obligations under, the Fourth Amended and Restated Support Agreement, substantially in the form attached as Exhibit I hereto (the “Support Agreement”).

2           Amendments to Credit Agreement.

2.1           Section 1.1(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)           The Revolving Credit.

(i)           Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to any of the Borrowers (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitment” (such amount as the same may be reduced or increased from time to time as a result of one or more assignments pursuant to Section 9.9 or as a result of a Commitment Increase in accordance with Section 1.1(b)(iv), being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans (excluding, solely for purposes of this determination only, Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement) shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time.  On the Closing Date, the outstanding principal balance of the “Revolving Loans” made under the Original Credit Agreement equals $38,576,628.93, which amount shall remain outstanding Obligations of the Borrowers and shall be deemed to be outstanding Revolving Loans hereunder.  The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(A)           the “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, or

(B)           the Aggregate Revolving Loan Commitment then in effect;

less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans plus (z) such Reserves as may be imposed by the Agent in accordance with the terms of this Agreement.”

2.2           Section 1.1(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)           If the Borrower Representative requests that Revolving Lenders make, or permit to remain outstanding Revolving Loans (excluding, solely for purposes of this determination only, Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement) in excess of the Borrowing Base (any such excess Revolving Loan is herein referred to as an “Overadvance”), the Agent and the Collateral Agents may, in their sole discretion, elect to make, or permit to remain outstanding such Overadvance; provided, however, that the Agent and the Collateral Agents may not cause Revolving Lenders to make, or permit to remain outstanding, (x) aggregate Revolving Loans in excess of the Aggregate Revolving Loan Commitment less the sum of outstanding Swing Loans plus the aggregate amount of Letter of Credit Obligations or (y) an Overadvance in an aggregate amount in excess of 5% of the Aggregate Revolving Loan Commitment.  If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Overadvance based upon their Commitment Percentage of the Aggregate Revolving Loan Commitment in accordance with the terms of this Agreement.  If an Overadvance remains outstanding for more than ninety (90) days during any three hundred sixty (360) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvance.  Furthermore, the Majority Revolving Lenders may prospectively revoke the Agent’s and the Collateral Agents’ ability to make or permit Overadvances by written notice to the Agent or the Collateral Agents, as applicable.  All Overadvances shall constitute Base Rate Loans and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Loans and shall bear interest at the default rate under Section 1.3(c) only if not repaid within five (5) Business Days.  The funding or sufferance of any Overadvance shall not constitute a waiver by the Agent, the Collateral Agents or Lenders of any Event of Default caused thereby.”

2.3           Section 1.7(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           The Borrowers may at any time prepay the Revolving Loans in whole or in part (other than prepayments which have the effect of permanently reducing the Commitments and other than in the case of Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement, which Revolving Loans, if any, shall not be repaid until such time as all other Obligations have been Paid in Full) in an amount greater than or equal to $100,000 (other than Swing Loans for which no minimum shall apply), in each instance, without penalty or premium but subject to payment of LIBOR breakage costs as provided in Section 10.4.”

2.4           Section 1.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           Scheduled Term Loan Payments.  The principal amount of the Term Loan shall be paid in installments on the dates and in the respective amounts set forth on Schedule 1.8(a) hereto (which Schedule shall be amended and restated without any further action of any party hereto in connection with any recalculation of scheduled installments pursuant to subsections 1.8(e)(ii) and 1.8(f) hereof); provided that (i) the entire amount of such remaining installment payments shall be applied to the Term Loans for which WLR Recovery Fund IV, L.P. has not purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement and (ii) from and after repayment in full in cash of all Term Loans for which WLR Recovery Fund IV, L.P. has not purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement, such remaining installments (other than as set forth in the next sentence) shall be reduced to zero.  Notwithstanding the foregoing, the entire remaining principal balance of the Term Loans shall be payable on March 30, 2015.”

2.5           Section 1.8(e) of the Credit Agreement is hereby amended by:

(a)           amending and restating each reference in clauses (i) and (ii) thereof to “Subject to subsection 1.10(c)” to read as “Subject to subsection 1.10(c) and subsection 1.8(e)(iii)”; and

(b)           inserting the following new clause (iii) thereto immediately at the end thereof:

“(iii)           Notwithstanding anything in subclauses (i) or (ii) of this subsection 1.8(e), (x) no such prepayments shall be applied to that portion of the Term Loans and Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement until such time as all other Obligations have been Paid in Full and (y) in carrying out the application of proceeds pursuant to subclauses (i) and (ii) of this subsection 1.8(e), (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category (other than in the case of Term Loans and Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement, which Term Loans and Revolving Loans, if any, shall not be repaid until such time as all other Obligations have been Paid in Full) and (B) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto.”

2.6           The first sentence of Section 1.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“All payments (including prepayments) to be made by each Credit Party on account of principal, interest, fees and other amounts required hereunder shall be made without set off, recoupment, counterclaim, withholding or deduction of any kind, and shall, except as otherwise expressly provided herein, be made to the Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to the Agent (or such other address as the Agent may from time to time specify in accordance with Section 9.2), and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York time) on the date due; provided that, accrued interest payable with respect to Term Loans and Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement shall be capitalized on the applicable Interest Payment Date and the capitalized amount shall be added to the then outstanding principal amount of such Term Loans and Revolving Loans, as the case may be.”

2.7           Section 1.10(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)           During the continuance of an Event of Default, the Agent may, and shall upon the direction of the Majority Lenders apply any and all payments in respect of any Obligation in accordance with clauses first through eighth below; provided that, notwithstanding the foregoing, amounts received by Agent and/or any Lender in respect of the WLR/RBS Letter of Credit and the WLR/RBS Letter of Credit II shall be applied in accordance with Section 1.15.  Notwithstanding any provision herein to the contrary (other than as set forth in the immediately preceding sentence), all amounts collected or received by the Agent from Borrowers or their Subsidiaries after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded) and all proceeds of Collateral of any Borrower and its Subsidiaries received by the Agent from any Borrowers or its Subsidiaries as a result of the exercise of its remedies under the Collateral Documents after the occurrence and during the continuance of an Event of Default shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of the Agent and the Collateral Agents payable or reimbursable by the Credit Parties under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrowers under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent, the Collateral Agents, Lenders and L/C Issuers;

fourth, to payment of principal of the Obligations including, without limitation, L/C Reimbursement Obligations then due and payable and cash collateralization of L/C Reimbursement Obligations to the extent not then due and payable;

fifth, to payment of Obligations with respect to Secured Rate Contracts (other than Secured Rate Contracts that are Equipment Finance Contracts);

sixth, to payment of Obligations with respect to Bank Products and Secured Rate Contracts that are Equipment Finance Contracts;

seventh, to payment of any other amounts owing constituting Obligations; and

eighth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

Notwithstanding anything in subclauses first through eighth of this subsection 1.10(c), (x) no such proceeds shall be applied to that portion of the Term Loans and Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement until such time as all other Obligations have been Paid in Full and (y) in carrying out the application of proceeds pursuant to subclauses first through eighth of this subsection 1.10(c), (A) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category (other than in the case of Term Loans and Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement, which Term Loans and Revolving Loans, if any, shall not be repaid until such time as all other Obligations have been Paid in Full) and (B) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth, fifth, sixth and seventh above.

Furthermore, notwithstanding anything in clause (c) above to the contrary, to the extent the Agent receives proceeds of voting equity interests in any Foreign Subsidiary of a Credit Party, such proceeds shall be applied in accordance with (and in the order of) clauses first through eighth of clause (c) above; provided, however, that in no case shall proceeds from the sale of more than 65% of such voting equity interests be applied to the payments described in clauses first through fifth of clause (c) above.”

2.8           The Credit Agreement is hereby amended by inserting the following new Section 1.15 thereto:

“1.15           WLR/RBS Letters of Credit.

(a)           Agent, for and on behalf of itself and the Lenders, hereby acknowledges and agrees that (i) Agent will not request payment under the WLR/RBS Letter of Credit II until such time as a Specified WLR/RBS LC II Event under clause (v) of the definition thereof shall have occurred (as determined by Agent in its sole and absolute discretion), (ii) Agent will not request payment under the WLR/RBS Letter of Credit II until such time as a Specified WLR/RBS LC II Event under clause (i), (ii), (iii) or (iv) of the definition thereof shall have occurred (as determined by Agent in its sole and absolute discretion); provided that, notwithstanding the foregoing, the Agent shall, at the request of the Majority Lenders, request payment under the WLR/RBS Letter of Credit II at such time as a Specified WLR/RBS LC II Event under clause (i), (ii), (iii) or (iv) of the definition thereof shall have occurred, and (iii) Agent will not request payment under the WLR/RBS Letter of Credit II in an amount in excess of the total aggregate amount of Obligations outstanding at the time of such request for payment (as determined by Agent in its sole and absolute discretion after consultation with any applicable Bank Product provider).  Nothing in this Section 1.15(a) shall limit Agent’s or any Lender’s right to apply the proceeds of the WLR/RBS Letter of Credit II in payment of the Obligations independent of any other right or remedy that Agent or any Lender may at any time hold with respect to the Obligations or any security or guarantee therefor.  In furtherance of the foregoing, each Credit Party hereby waives any right to require Agent or any Lender, prior to or as a condition to any request by Agent for payment under the WLR/RBS Letter of Credit II, to (w) proceed against the Borrowers or any other Person, (x) proceed against or exhaust any security for the Obligations or to marshal assets in connection with foreclosing collateral security, (y) give notice of the terms, time and place of any public or private sale of any security for the Obligations or (z) pursue any other remedy in Agent’s or such Lender’s power whatsoever.

(b)           Any amounts received by Agent and/or any Lender in respect of the WLR/RBS Letter of Credit shall be applied first to prepay outstanding Swing Loans, second to prepay outstanding Revolving Loans owing by the Borrowers without a permanent reduction of the Aggregate Revolving Loan Commitment and third to prepay all remaining installments of the Term Loan in inverse order of maturity.  In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses first, second and third above.

(c)           Any amounts received by Agent and/or any Lender in respect of the WLR/RBS Letter of Credit II shall first be paid to the applicable Lenders as consideration for the WLR Participations purchased by WLR Recovery Fund IV, L.P. pursuant to the terms of the WLR Last-Out Participation Agreement and second be applied to prepay the Obligations in accordance with clauses first through seventh of Section 1.10(c); provided that, if for any reason (whether as a result of a Requirement of Law, as a result of a contractual obligation to which WLR Recovery Fund IV, L.P. is a party or otherwise) WLR Recovery Fund IV, L.P. is not permitted or fails to purchase, or the Lenders are prohibited from selling, one or more WLR Participations pursuant to the WLR Last-Out Participation Agreement, Agent shall apply proceeds of the WLR/RBS Letter of Credit II to prepay the Obligations in accordance with clauses first through seventh of Section 1.10(c).  In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses first and second of this Section 1.15(c).”

2.9           Section 2.2(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)           after giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the aggregate outstanding amount of the Revolving Loans (excluding, solely for purposes of this determination only, Revolving Loans, if any, for which WLR Recovery Fund IV, L.P. has purchased a WLR Participation pursuant to the WLR Last-Out Participation Agreement) would exceed the Maximum Revolving Loan Balance (except as provided in Section 1.1(b).”

2.10           Section 7.1(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n)           Support Agreement.  (i) WLR Recovery Fund IV, L.P. fails at any time to comply with the terms of the Support Agreement, (ii) from and after the occurrence of a Specified WLR/RBS LC II Event, RBS Citizens, N.A. (or any other issuer of a replacement WLR/RBS Letter of Credit II) fails to make any payment requested by Agent under and in accordance with the WLR/RBS Letter of Credit II or (iii) the WLR/RBS Letter of Credit II is terminated for any reason other than in accordance with Section 1 of the Support Agreement.”

2.11           The first sentence of Section 8.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Each of the Agent and each Collateral Agent (i) may resign at any time by delivering notice of such resignation to the Lenders and the Borrower Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective and (ii) shall automatically resign, without any further action required by any Person, on the Elevation Date (as defined in the WLR Last-Out Participation Agreement)  pursuant to Section 5.7 of the WLR Last-Out Participation Agreement.”

2.12           Section 11.1 of the Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical order thereto:

““Borrowing Availability” means, as of any date of determination, the lesser of (a) the Aggregate Revolving Loan Commitment then in effect and (b) the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) then in effect.”

““Equipment Finance Contract” means any document, instrument or agreement evidencing Operating Leases, Capital Leases or equipment financing arrangements and any guarantees of, or security for, any of the foregoing.”

““Equipment Finance Contract Amount” has the meaning specified in the definition of Secured Rate Contract.”

““Excess Availability” means, as of any date of determination, the amount by which (a) the Borrowing Availability then in effect exceeds (b) the sum of (w) aggregate outstanding principal balance of Revolving Loans plus (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans plus (z) such Reserves as may be imposed by the Agent in accordance with the terms of this Agreement.”

““LC Reduction Date” has the meaning assigned to such term in the Support Agreement.”

““Operating Lease” means any leasing or similar arrangement, which is not a Capital Lease.”

““Paid in Full” means as to any of the Obligations, the final payment and satisfaction in full in immediately available funds of all of such Obligations (or in the case of Letter of Credit Obligations, cash collateralized in a manner satisfactory to L/C Issuer), and the termination of the Commitments, in each case, of each Lender (but not including for this purpose (i) the refinancing or replacement of the Obligations owing to or Commitments of the Lenders, (ii) Bank Products, to the extent cash collateralized or otherwise subject to other arrangements, in either case, satisfactory to the applicable Bank Product provider and (iii) Secured Rate Contracts, to the extent cash collateralized or otherwise subject to other arrangements, in either case, satisfactory to the applicable Secured Swap Provider).  All references to “Paid in Full” means all amounts owing in respect of the Obligations referred to, including any principal, interest, fees, costs, expenses and other amounts owed to Lenders which would accrue and become due but for the commencement of any case under the United Sates Bankruptcy Code or any similar statute, whether or not such amounts are allowed or allowable in whole or in part in such a case.  If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Obligations, any Lender is required to surrender or return such payment or proceeds to any person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by such holder.”

““Specified WLR/RBS LC II Event” means the occurrence of any of the following:

(i)           delivery of written notice by Agent and/or Lenders to WLR Recovery Fund IV, L.P. indicating that it or they have elected to accelerate the Obligations pursuant to Section 7.2 or otherwise;

(ii)           an Event of Default under Section 7.1(f), Section 7.1(g), Section 7.1(m) or Section 7.1(n) has occurred and is continuing;

(iii)           either (x) the amount of Eligible Inventory, as reported in the most recently delivered Borrowing Base Certificate, is less than or equal to $10,000,000 in the aggregate (determined by reference to the lesser of fair market value or cost) or (y) an Event of Default shall have occurred as a result of a failure to comply with Section 4.2(h);

(iv)           the Revolving Termination Date; or

(v)           Excess Availability (as determined by Agent in its sole and absolute discretion), as of any date of determination, is less than $5,000,000.”

““Fourth Amendment Effective Date” has the meaning assigned to such term in that certain Consent and Amendment No. 4 to Credit Agreement dated as of December 27, 2011 among Borrowers, the other Credit Parties signatory thereto, Agent and the Lenders signatory thereto.”

““WLR Last-Out Participation Agreement” means that certain Last-Out Participation Agreement dated as of the Fourth Amendment Effective Date among the Lenders party thereto, WLR Recovery Fund IV, L.P.. and Agent.”

““WLR Participations” has the meaning assigned to such term in the WLR Last-Out Participation Agreement.”

““WLR/RBS Letter of Credit II” means (A) an evergreen standby letter of credit in form and substance satisfactory to Agent that (i) is issued by RBS Citizens, N.A. in an amount equal to $20,000,000, (ii) names GE Capital, in its capacity as Agent for itself and the Lenders, as the beneficiary thereof, and (iii) names WLR Recovery Fund IV, L.P. as the applicant, which letter of credit shall have been delivered in original copy to Agent on or prior to the Fourth Amendment Effective Date, as amended from time to time, or (B) any replacement evergreen standby letter of credit that names GE Capital, in its capacity as Agent for itself and the Lenders, as the beneficiary thereof, and WLR Recovery Fund IV, L.P. as the applicant, which letter of credit shall have been issued in accordance with Section 1 of the Support Agreement and which letter of credit shall have been delivered in original copy to Agent.”

2.13           Section 11.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

““Availability” means, as of any date of determination, the amount by which (a) the “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate but excluding for purposes of the definition of Availability, any amounts included in the calculation of the “Borrowing Base” pursuant to clauses (d) and (e) of the definition thereof) in effect from time to time less the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans plus (z) such Reserves as may be imposed by the Agent in accordance with the terms of this Agreement exceeds (b) the aggregate outstanding principal balance of Revolving Loans.”

““Borrowing Base” means, as of any date of determination by the Agent, from to time to time, an amount equal to the sum of:

(a) 85% of the US Dollar Equivalent of the book value of Eligible Accounts (other than Insured Accounts);

(b) the lesser of (i) 75% of the US Dollar Equivalent of the book value of Insured Accounts and (ii) $5,000,000;

(c) the least of (i) 65% of the book value (valued at the lower of cost or market) of Eligible Inventory, (ii) 85% of the book value (valued at the lower of cost or market) of Eligible Inventory multiplied by the then current NOLV Factor and (iii) an amount equal to 50% of the Borrowing Base (excluding for purposes of this subclause (c)(iii) only, clauses (d) and (e) of the definition of Borrowing Base);

(d) (i) prior to the expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit, an amount equal to the greater of (x) zero and (y) $3,500,000 less the aggregate amount funded to Agent under the WLR/RBS Letter of Credit and (ii) from and after the expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit, zero; and

(e) (i) prior to either (x) expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit II or (y) the LC Reduction Date, an amount equal to the greater of (A) zero and (B) $10,000,000 less the aggregate amount funded to Agent under the WLR/RBS Letter of Credit II and (ii) from and after either (x) expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit II or (y) the LC Reduction Date, zero.”

““Reserves” means, with respect to the Borrowing Base (a) reserves established by the Agent from time to time against Eligible Accounts and Eligible Inventory pursuant to Exhibit 11.1(b) and (b) such other reserves against Eligible Accounts, Eligible Inventory, Availability or Excess Availability that the Agent may, in its reasonable credit judgment, establish from time to time (including, for the avoidance of doubt, other reserves with respect to Equipment Finance Contracts and Bank Products).  Without limiting the generality of the foregoing, Reserves established (i) to ensure the payment of accrued interest expenses or Indebtedness and (ii) with respect to the portion of accounts payable that are not current within their respective terms shall be deemed to be a reasonable exercise of the Agent’s credit judgment.”

““Secured Rate Contract” means (i) any Rate Contract between a Borrower and the counterparty thereto, which (x) has been provided or arranged by GE Capital or an Affiliate of GE Capital, or (y) Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder and (ii) any Equipment Finance Contract between a Borrower and the counterparty thereto for which  the applicable Secured Swap Provider and the applicable Borrower must have provided written notice to Agent (which written notice Agent shall provide to the Lenders) of (x) the existence of such Equipment Finance Contract, (y) the maximum principal dollar amount (or analogous dollar amount in the case of a lease transaction) of obligations arising thereunder (“Equipment Finance Contract Amount”), and (z) if requested by Agent, the methodology to be used by such parties in determining the Equipment Finance Contract Amount owing from time to time, which, in the case of the foregoing clauses (y) and (z) shall be reasonably acceptable to Agent; provided that, at any time, the maximum aggregate principal dollar amount (or analogous dollar amount in the case of a lease transaction) of obligations arising under all Equipment Finance Contracts constituting Secured Rate Contracts at such time shall in no event exceed $5,000,000.”

““Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract or an Equipment Finance Contract, as the case may be) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom Borrower has entered into a Secured Rate Contract provided or arranged by GE Capital, GE CF Trust, GE TF Trust or an Affiliate of GE Capital, and any assignee thereof.”

““Support Agreement” means that certain Fourth Amended and Restated Support Agreement dated as of the Fourth Amendment Effective Date by and among the Investors, ITG and Agent, as amended, supplemented, modified or replaced from time to time.”

3           Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a)           the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate and partnership action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

(b)           upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

4           Conditions to Effectiveness.  This Amendment shall be effective on the date when each of the following conditions has been satisfied (the “Fourth Amendment Effective Date”):

(a)           This Amendment shall have been duly executed and delivered by each Borrower, each other Credit Party party hereto, Agent and the Lenders;

(b)           Agent shall have received the duly executed and issued original WLR/RBS Letter of Credit II;

(c)           Agent shall have received a fully executed copy of the Support Agreement;

(d)           Agent shall have received a fully executed copy of that certain Fourth Amendment Effective Date Joinder Agreement, together with all documents listed therein as required to have been delivered as conditions precedent to the effectiveness thereof;

(e)           Agent shall have received a fully executed copy of the WLR Last-Out Participation Agreement;

(f)           Agent shall have received, to the extent invoiced, payment of all out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins LLP, counsel to Agent); and

(g)           Agent, for the ratable benefit of the Lenders, shall have received, as consideration for execution and delivery of this Amendment, an amendment fee in the amount of $125,000, which amendment fee shall be fully earned on the date hereof and shall be non-refundable when paid.

5           Miscellaneous.

5.1           Effect; Ratification.

(a)           Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Credit Party reaffirms its guaranty of the Obligations and the Liens securing those guaranties.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)           Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and the Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

5.2           Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

5.3           Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4           Loan Document.  This Amendment shall constitute a Loan Document.

5.5           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

INTERNATIONAL TEXTILE GROUP, INC. BURLINGTON INDUSTRIES LLC CONE JACQUARDS LLC CONE DENIM LLC CARLISLE FINISHING LLC SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

NARRICOT INDUSTRIES LLC

By: International Textile Group, Inc., its sole member

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

OTHER CREDIT PARTIES:

APPAREL FABRICS PROPERTIES, INC.
BURLINGTON INDUSTRIES V, LLC
CONE ADMINISTRATIVE AND SALES LLC
CONE INTERNATIONAL HOLDINGS II, INC.
INTERNATIONAL TEXTILE GROUP ACQUISITION GROUP LLC
BURLINGTON WORLDWIDE INC.
CONE DENIM WHITE OAK LLC
CONE INTERNATIONAL HOLDINGS, INC.
CONE ACQUISITION LLC
WLR CONE MILLS IP, INC.

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

VALENTEC WELLS, LLC
By: International Textile Group, Inc., its sole member

By:	/s/ Craig J. Hart
Name: Craig J. Hart
Title: Vice President and Treasurer

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and a Lender

By:	/s/ Donald Cavanagh
Name: Donald Cavanagh
Title: Its Duly Authorized Signatory

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

TD BANK, N.A., as a Lender

By:	/s/ Jang Kim
Name: Jang Kim
Title: Vice President

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John Yankauskas
Name: John Yankauskas
Title: Sr. Vice President

[Signature Page to Amendment No. 4 to Amended and Restated Credit Agreement]

EXHIBIT I

Fourth Amended and Restated Support Agreement

[see attached]